UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2025
____________________
Kodiak Gas Services, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Dr., 19th Floor, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(936) 539-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Notes Indenture
On September 5, 2025, Kodiak Gas Services, LLC, a Delaware limited liability company (the “Issuer”), issued $600,000,000 in aggregate principal amount of 6.500% senior unsecured notes due 2033 (the “2033 Notes”) and $600,000,000 in aggregate principal amount of 6.750% senior unsecured notes due 2035 (the “2035 Notes” and, together with the 2033 Notes, the “Notes”), pursuant to an indenture, dated September 5, 2025 (the “Indenture”), by and among the Issuer, Kodiak Gas Services, Inc., a Delaware corporation (the “Company”), certain other subsidiary guarantors party thereto (collectively with the Company, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
Interest and Maturity
Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2026, at a rate of 6.500% for the 2033 Notes and 6.750% per year for the 2035 Notes. The 2033 Notes mature on October 1, 2033, and the 2035 Notes mature on October 1, 2035.
Optional Redemption
At any time prior to October 1, 2028 for the 2033 Notes, the Issuer may, on any one or more occasions, redeem all or part of the 2033 Notes, at a redemption price equal to 100% of the principal amount of the 2033 Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the redemption date. At any time prior to October 1, 2028, the Issuer may redeem up to 40% of the aggregate principal amount of the 2033 Notes with an amount of cash not greater than the net cash proceeds from one or more equity offerings, at a redemption price of 106.500% of the principal amount of the 2033 Notes to be redeemed, plus accrued and unpaid interest, if any to, but not including, the redemption date, as long as at least 50% of the aggregate principal amount of the 2033 Notes originally issued under the Indenture (excluding 2033 Notes held by the Company and its subsidiaries) remains outstanding after each such redemption and the redemption occurs within 180 days after the date of the closing of such equity offering.
On or after October 1, 2028, the Issuer may, on any one or more occasions, redeem all or part of the 2033 Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date, beginning on April 15 of the years indicated below:

Year	Percentage
2028	103.250%
2029	101.625%
2030 and thereafter	100.000%
At any time prior to October 1, 2030 for the 2035 Notes, the Issuer may, on any one or more occasions, redeem all or part of the 2035 Notes, at a redemption price equal to 100% of the principal amount of the 2035 Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the redemption date. At any time prior to October 1, 2030, the Issuer may redeem up to 40% of the aggregate principal amount of the 2035 Notes with an amount of cash not greater than the net cash proceeds from one or more equity offerings, at a redemption price of 106.750% of the principal amount of the 2035 Notes to be redeemed, plus accrued and unpaid interest, if any to, but not including, the redemption date, as long as at least 50% of the aggregate principal amount of the 2035 Notes originally issued under the Indenture (excluding 2035 Notes held by the Company and its subsidiaries) remains outstanding after each such redemption and the redemption occurs within 180 days after the date of the closing of such equity offering.
On or after October 1, 2030, the Issuer may, on any one or more occasions, redeem all or part of the 2035 Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date, beginning on April 15 of the years indicated below:

Year	Percentage
2030	103.375%
2031	102.250%
2032	101.125%
2033 and thereafter	100.000%
Certain Covenants
The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries, including the Issuer, to (i) make distributions on, purchase or redeem the Company’s equity interests or repurchase or redeem contractually subordinated indebtedness; (ii) make certain investments; (iii) incur or guarantee additional indebtedness, issue any disqualified stock, or issue other preferred securities (other than non-economic preferred securities); (iv) create or incur certain liens to secure indebtedness; (v) sell or otherwise dispose of their assets; (vi) consolidate with or merge with or into another person; (vii) enter into transactions with affiliates; and (viii) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from any two of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”) and Fitch Ratings, Inc. (“Fitch”) and no default under the Indenture exists, many of the foregoing covenants will terminate.
Events of Default
The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) certain covenant defaults; (iv) cross-defaults to certain indebtedness; and (v) certain events of bankruptcy or insolvency with respect to the Issuer, the Company or certain of the Company’s restricted subsidiaries. If an event of default arises from certain events of bankruptcy, insolvency or reorganization, with respect to the Issuer, the Company or certain of the Company’s restricted subsidiaries, all outstanding Notes will become due and payable without further action or notice. If an event of default occurs and is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.
Change of Control
If the Issuer or the Company experiences certain kinds of changes of control and Moody’s, S&P or Fitch decreases their rating of the Notes as a result thereof within 60 days, holders of the Notes will be entitled to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture. The Issuer will offer to make a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of settlement, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement.
Fourth Amendment to ABL Credit Agreement
On September 5, 2025, the Company and the Issuer (collectively, the “Borrowers”) and certain other subsidiaries of the Company entered into the Fourth Amendment to Fourth Amended and Restated Credit Agreement (the “Fourth Amendment”), which amends the Fourth Amended and Restated Credit Agreement, dated as of March 22, 2023 (as amended by the First Amendment to Fourth Amended and Restated Credit Agreement dated as of May 31, 2023, the Second Amendment to Fourth Amended and Restated Credit Agreement dated as of June 27, 2023 and the Third Amendment to Fourth Amended and Restated Credit Agreement dated as of January 22, 2024, the “Existing ABL Credit Agreement” and as further amended by the Fourth Amendment, the “ABL Credit Agreement” and the revolving-asset based loan credit facility governed by the ABL Credit Agreement, the “ABL Facility”) by and among the Borrowers, certain subsidiaries of the Company, certain financial institutions as lenders and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the Fourth Amendment, the Existing ABL Credit Agreement was amended to, among other things, (a) reduce the interest rate margins so that loans under the ABL Facility bear interest, at the Borrowers’ election, at either (i) the Term SOFR Rate (as defined in the ABL Credit Agreement) plus a margin ranging from 1.75% to 2.50%, (ii) the Daily Simple SOFR (as defined in the ABL Credit Agreement) plus a margin ranging from 1.75% to 2.50% or (iii) an alternate floating rate equal to the greater of (x) the Wall Street Journal “Prime Rate” and (y) 2.50%, plus a margin ranging from 0.75% to 1.50%, in each case, with the actual margin for any interest rate election being determined according to our Leverage Ratio (as defined in the ABL Credit Agreement) , (b) reduce the commitments under the ABL Facility to $2.0 billion, (c) extend the maturity date to September 5, 2030, subject to a springing maturity 91 days prior to the scheduled maturity date of the Issuer’s 7.250% senior unsecured notes due 2029, (d) provide for a flat unused commitment fee of 0.25% regardless of utilization of the ABL Facility and (e) change the calculation of the Leverage Ratio (and, in the case of the following clause (i), the Secured Leverage Ratio (as defined in the ABL Credit Agreement)) by (i) reducing the amount of total indebtedness in the numerator by the amount of cash on the balance sheet of the Company and its restricted subsidiaries, up to a cap of $50.0 million, and (ii) providing for a temporary step-up in the maximum permitted leverage ratio level to 5.75 to 1.00 following a material acquisition.
In addition, the Fourth Amendment modified certain provisions in the Existing ABL Credit Agreement related to the Borrowing Base (as defined in the ABL Credit Agreement), including modifications that (i) permit more eligible assets to be included in the Borrowing Base, (ii) change the trigger for commencing a “cash dominion” period (i.e., a period when the Administrative Agent applies proceeds in our deposit accounts to reduce borrowings under the ABL Facility) such that a “cash dominion” period will commence when availability under the ABL Facility is less than $100 million for five consecutive business days (or if certain types of events of default occur) and (iii) reduce the lender consent threshold required in order to amend or modify any component of the Borrowing Base.
The summary of the Fourth Amendment set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 relating to the Notes, the Indenture and the Fourth Amendment is included in Item 1.01 of this Current Report on Form 8-K above and is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
d) Exhibits.

No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: September 5, 2025	By:	/s/ Kelly M. Battle
	Name:	Kelly M. Battle
	Title:	Executive Vice President, Chief Legal Officer,
Chief Compliance Officer and Corporate Secretary